NOVEMBER 2021 Investor Presen t a t ion Exhibit 99.2

INVESTOR PRESENTATION NOVEMBER 2021 Disclaimers 2 NON - GAAP FINANCIAL MEASURES As required by the rules of the Securities and Exchange Commission (“SEC”), we provide reconciliations of the non - GAAP financial measures contained in this document to the most directly comparable measure under GAAP or a pro forma measure prepared and presented in accordance with Article 11 of Regulation S - X, as applicable, which reconciliations are set forth in the financial tables attached to the accompanying slide presentation . This document contains the following non - GAAP financial measures : adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”) (including and excluding gains on real estate transactions) on a consolidated basis for the three and nine months ended September 30 , 2021 and September 30 , 2020 ; adjusted EBITDA for the trailing twelve months ended September 30 , 2021 and twelve months ended December 31 , 2020 ; adjusted EBITDA margin (including and excluding gains on real estate transactions) on a consolidated basis for the three and nine months ended September 30 , 2021 and September 30 , 2020 ; adjusted net income from continuing operations attributable to common shareholders and adjusted diluted earnings from continuing operations per share (“adjusted EPS”) on a consolidated basis for the three months and nine months ended September 30 , 2021 and September 30 , 2020 ; adjusted operating income on a consolidated basis for the three months ended September 30 , 2021 and 2020 ; free cash flows for the three and nine months ended September 30 , 2021 and September 30 , 2020 ; adjusted operating income, adjusted operating ratio, adjusted EBITDA (including and excluding gains on real estate transactions) and adjusted EBITDA margin (including and excluding gains on real estate transactions) for our North American less - than - truckload for the trailing twelve months ended September 30 , 2021 , the three and nine months ended September 30 , 2021 and September 30 , 2020 , and the years ended December 31 , 2020 , 2019 , 2018 , 2017 , 2016 and 2015 ; return on invested capital (ROIC) on a consolidated basis for the trailing twelve months ended September 30 , 2021 ; net revenue for North American truck brokerage for the three months ended September 30 , 2021 and 2020 ; net leverage and net debt as of September 30 , 2021 . We believe that the above adjusted financial measures facilitate analysis of our ongoing business operations because they exclude items that may not be reflective of, or are unrelated to, XPO and its business segments’ core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses . Other companies may calculate these non - GAAP financial measures differently, and therefore our measures may not be comparable to similarly titled measures of other companies . These non - GAAP financial measures should only be used as supplemental measures of our operating performance . Adjusted EBITDA, adjusted net income from continuing operations attributable to common shareholders and adjusted EPS include adjustments for transaction and integration costs, as well as restructuring costs, litigation settlements and other adjustments as set forth in the attached tables . Transaction and integration adjustments are generally incremental costs that result from an actual or planned acquisition, divestiture or spin - off and may include transaction costs, consulting fees, retention awards, and internal salaries and wages (to the extent the individuals are assigned full - time to integration and transformation activities) and certain costs related to integrating and converging IT systems . Restructuring costs primarily relate to severance costs associated with business optimization initiatives . Management uses these non - GAAP financial measures in making financial, operating and planning decisions and evaluating XPO’s and each business segment’s ongoing performance . We believe that free cash flow is an important measure of our ability to repay maturing debt or fund other uses of capital that we believe will enhance stockholder value . We calculate free cash flow as net cash provided by operating activities from continuing operations, less payment for purchases of property and equipment plus proceeds from sale of property and equipment . We believe that adjusted EBITDA and adjusted EBITDA margin improve comparability from period to period by removing the impact of our capital structure (interest and financing expenses), asset base (depreciation and amortization), litigation settlements, tax impacts and other adjustments as set out in the attached tables that management has determined are not reflective of core operating activities and thereby assist investors with assessing trends in our underlying businesses . We believe that adjusted net income from continuing operations attributable to common shareholders and adjusted EPS improve the comparability of our operating results from period to period by removing the impact of certain costs and gains that management has determined are not reflective of our core operating activities, including amortization of acquisition - related intangible assets, litigation settlements and other adjustments as set out in the attached tables . We believe that net revenue improves the comparability of our operating results from period to period by removing the cost of transportation and services, in particular the cost of fuel, incurred in the reporting period as set out in the attached tables . We believe that adjusted operating income and adjusted operating ratio improve the comparability of our operating results from period to period by ( i ) removing the impact of certain transaction and integration costs and restructuring costs, as well as amortization expenses and litigation settlements and (ii) including the impact of pension income incurred in the reporting period as set out in the attached tables . We believe that return on invested capital (ROIC) is an important metric as it measures how effectively we deploy our capital base . ROIC is calculated as net operating profit after tax (NOPAT) for the trailing twelve months ended September 30 , 2021 divided by invested capital as of September 30 , 2021 . NOPAT is calculated as adjusted EBITDA less depreciation expense, real estate gains and cash taxes plus operating lease interest . Invested capital is calculated as equity plus debt and operating lease liabilities less cash and goodwill and intangibles . We believe that net leverage and net debt are important measures of our overall liquidity position and are calculated by removing cash and cash equivalents from our reported total debt and reporting net debt as a ratio of our last twelve - month reported adjusted EBITDA . With respect to our financial targets for full year pro forma 2021 adjusted EBITDA, adjusted diluted EPS and free cash flow and fourth quarter 2021 adjusted EBITDA, a reconciliation of these non - GAAP measures to the corresponding GAAP measures is not available without unreasonable effort due to the variability and complexity of the reconciling items described above that we exclude from these non - GAAP target measures . The variability of these items may have a significant impact on our future GAAP financial results and, as a result, we are unable to prepare the forward - looking statement of income and statement of cash flows prepared in accordance with GAAP that would be required to produce such a reconciliation .

INVESTOR PRESENTATION NOVEMBER 2021 Disclaimers (cont.) 3 FORWARD - LOOKING STATEMENTS This document includes forward - looking statements within the meaning of Section 27 A of the Securities Act of 1933 , as amended, and Section 21 E of the Securities Exchange Act of 1934 , as amended, including our full year pro forma 2021 financial targets for adjusted EBITDA, depreciation and amortization (excluding acquisition - related amortization expense), interest expense, effective tax rate, adjusted diluted EPS, net capital expenditures and free cash flow ; our financial target of net leverage ratio by the first half of 2023 ; and our 2022 financial target of at least $ 1 billion of North American LTL adjusted EBITDA . All statements other than statements of historical fact are, or may be deemed to be, forward - looking statements . In some cases, forward - looking statements can be identified by the use of forward - looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory” or the negative of these terms or other comparable terms . However, the absence of these words does not mean that the statements are not forward - looking . These forward - looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances . These forward - looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward - looking statements . Factors that might cause or contribute to a material difference include the risks discussed in our filings with the SEC and the following : economic conditions generally ; the severity, magnitude, duration and aftereffects of the COVID - 19 pandemic, including supply chain disruptions due to plant and port shutdowns and transportation delays, the global shortage of certain components such as semiconductor chips, strains on production or extraction of raw materials, cost inflation and labor and equipment shortages, which may lower levels of service, including the timeliness, productivity and quality of service, and government responses to these factors ; our ability to align our investments in capital assets, including equipment, service centers and warehouses, to our customers’ demands ; our ability to implement our cost and revenue initiatives ; our ability to successfully integrate and realize anticipated synergies, cost savings and profit improvement opportunities with respect to acquired companies ; matters related to our intellectual property rights ; fluctuations in currency exchange rates ; fuel price and fuel surcharge changes ; natural disasters, terrorist attacks or similar incidents ; risks and uncertainties regarding the expected benefits of the spin - off of our logistics segment ; the impact of the spin - off on the size and business diversity of our company ; the ability of the spin - off to qualify for tax - free treatment for U . S . federal income tax purposes ; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems ; our substantial indebtedness ; our ability to raise debt and equity capital ; fluctuations in fixed and floating interest rates ; our ability to maintain positive relationships with our network of third - party transportation providers ; our ability to attract and retain qualified drivers ; labor matters, including our ability to manage our subcontractors, and risks associated with labor disputes at our customers and efforts by labor organizations to organize our employees ; litigation, including litigation related to alleged misclassification of independent contractors and securities class actions ; risks associated with our self - insured claims ; risks associated with defined benefit plans for our current and former employees ; and governmental regulation, including trade compliance laws, as well as changes in international trade policies and tax regimes ; governmental or political actions, including the United Kingdom’s exit from the European Union ; and competition and pricing pressures . All forward - looking statements set forth in this deck are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations . Forward - looking statements set forth in this deck speak only as of the date hereof, and we do not undertake any obligation to update forward - looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law .

INVESTOR PRESENTATION NOVEMBER 2021 Table of contents 4 INVESTMENT HIGHLIGHTS 5 LESS - THAN - TRUCKLOAD (LTL) 13 TRUCK BROKERAGE 21 SUPPLEMENTAL MATERIALS 29

INVESTOR PRESENTATION NOVEMBER 2021 Why invest in XPO today? 1 Top three provider in highly attractive less - than - truckload and truck brokerage sectors 2 High - ROIC businesses benefitting from secular tailwinds 3 Leading technology platform, with soaring industry adoption rates 4 Company - specific initiatives to drive above - industry - average revenue and profit growth 5 Deleveraging and investing in the business, supported by strong adjusted EBITDA and free cash flow Significant opportunity to create outsized shareholder value 5

INVESTOR PRESENTATION NOVEMBER 2021 TTM revenue $ 12.4 billion Locations 7 56 Employees ~4 2 ,000 Customers ~50,000 LTL industry, North America 2 ~$42 billion Truck brokerage industry, North America 3 ~$64 billion 1 Global data for revenue, locations, customers and employees as of September 30, 2021; excludes logistics segment, which was spun off on August 2, 2021 2 Third - party research: North American less - than - truckload industry size 3 Third - party research: North American truck brokerage industry size; reflects brokered component of ~$360 billion total addressable truckload opportunity ▪ Third largest provider of less - than - truckload (LTL) transportation in North America ▪ Second largest truck broker worldwide, and third largest in North America ▪ More than 90% of operating income derived from LTL and truck brokerage businesses ▪ Leading positions in Europe: France, the United Kingdom, Spain and Portugal XPO KEY METRICS 1 A leading provider of freight transportation services TOP - THREE IN KEY GEOGRAPHIES 6

INVESTOR PRESENTATION NOVEMBER 2021 Long track record of significant shareholder value creation ▪ XPO was the 7th best - performing stock of the last decade on the Fortune 500, based on Bloomberg market data ▪ Spent more than $3 billion on technology over the past 10 years, including truck brokerage digitization and LTL optimization ▪ Delivered nearly 1,000 bps of improvement in adjusted operating margin in North American LTL since 2015 ▪ Revenue CAGR of 23% in truck brokerage outperformed the North American industry by more than 3x from 2013 - 2020 ▪ Robust adjusted EBITDA growth and free cash flow support continued deleveraging to 1.0x – 2.0x target leverage by first half of 2023, from 2.8x 1 FOCUSED EXECUTION AND CAPITAL ALLOCATION DRIVING OUTSIZED RESULTS Note: Q3 2021 reporting excludes financial results of logistics segment, which was spun off on August 2, 2021 1 Calculated as net debt of $3.3 billion divided by adjusted EBITDA of $1.2 billion for TTM September 30, 2021, refer to page 11 for more information 2 For the full company, trailing twelve months as of September 30, 2021 Refer to the “Non - GAAP Financial Measures” section on page 2 and Supplemental Materials for related information 7 Q3 2021 revenue is the highest of any quarter in XPO’s history High return on invested capital of 33% 2

XPOLogistics

Long runway for revenue growth and margin expansion

XPO'S REVENUE DRIVERS

- **Industrial recovery:** XPO is benefiting from the ongoing increase in industrial demand, as supply chains continue to recover from COVID-19
- **E-commerce:** As customers increasingly expect fast delivery, supply chains are getting compressed and demand is rising for LTL capacity
- **Transportation outsourcing:** XPO's ability to provide dependable capacity and enhanced visibility through technology continues to drive strong share gains in truck brokerage
- **XPO Connect®:** Customers value digital access to XPO's massive truckload carrier network, with a user-friendly interface and clear pricing visibility

XPO'S MARGIN DRIVERS

- **Pricing optimization:** Utilizing machine learning and data science to capture higher-margin pricing opportunities and tailor sales strategies for customers of various sizes and supply chain needs
- **XPO Connect®:** Managing more volume at lower cost, as shipper and carrier demand continues to build for the industry's most accomplished digital brokerage ecosystem
- **LTL operational excellence:** Continue to deploy proprietary technology to improve efficiency, optimize the network and ramp up cross-dock productivity with XPO Smart™

XPO's expected annual technology spend of ~$300 million will continue to differentiate the company as a leading industry innovator

INVESTOR PRESENTATION NOVEMBER 2021

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INVESTOR PRESENTATION NOVEMBER 2021 Commentary ▪ Revenue of $3.27 billion is a company record for any quarter – Brokerage and Other Services segment increased third quarter revenue to $2.26 billion, compared with $1.78 billion in Q3 2020 – North American Less - Than - Truckload segment increased third quarter revenue to $1.07 billion, compared with $933 million in Q3 2020 ▪ Operating income was $112 million, compared with $138 million for Q3 2020 ▪ Adjusted EBITDA of $307 million is the highest of any third quarter in company history 1 Net income from continuing operations attributable to common shareholders 2 Diluted earnings from continuing operations per share Refer to the “Non - GAAP Financial Measures” section on page 2 and Supplemental Materials for related information REVENUE $3.27 billion NET INCOME 1 $21 million DILUTED EARNINGS PER SHARE 2 $0.19 ADJUSTED NET INCOME 1 $109 million ADJUSTED DILUTED EARNINGS PER SHARE 2 $0.94 ADJUSTED EBITDA $307 million Third quarter 2021 results 2021 guidance updated on solid Q3 beat and continuing Q4 momentum

INVESTOR PRESENTATION NOVEMBER 2021 1 Spin - off completed on August 2, 2021 2 Interest expense presented on a pro forma basis; 2021 interest expense expected to be approximately $230 million 3 Adjusted diluted EPS, assuming interest expense of $230 million, would be a range of $4.00 to $4.05 Refer to the “Non - GAAP Financial Measures” section on page 2 Updates FY 2021 guidance based on higher - than - expected growth On November 2, 2021, XPO updated its pro forma full year financial targets as follows. These targets have been calculated as if the spin - off of the company’s logistics segment 1 had been completed on January 1, 2021 . Guidance assumes 116 million diluted shares outstanding at year - end, and assumes current macroeconomic trends continue and labor and equipment shortages don’t worsen. 10 NEW TARGETS 35,257$5*(76 ADJUSTED EBITDA $300 million to $305 million generated in Q4, implying $1.228 billion to $1.233 billion for FY with a midpoint of $1.231 billion — $16 million higher than the prior midpoint $1.195 billion to $1.235 billion, with a midpoint of $1.215 billion DEPRECIATION AND AMORTIZATION $390 million to $395 million, excluding approximately $95 million of acquisition - related amortization expense $385 million to $395 million INTEREST EXPENSE 2 Approximately $200 million Unchanged EFFECTIVE TAX RATE 24% to 26% 23% to 25% ADJUSTED DILUTED EPS 3 $4.15 to $4.25 $4.00 to $4.30 NET CAPITAL EXPENDITURES $250 million to $275 million Unchanged FREE CASH FLOW $425 million to $475 million $400 million to $450 million

INVESTOR PRESENTATION NOVEMBER 2021 Balance sheet and liquidity as of September 30, 2021 1 Commentary ▪ In the third quarter, XPO paid down $1.5 billion of debt, including the the retirement of Senior Notes due 2023 and 2024, using available cash from: – A cash distribution of $794 million, representing the net proceeds of GXO debt issued in July and paid to XPO in connection with the spin - off – $384 million net proceeds realized through an offering of XPO common stock – Strong free cash flow generation NET DEBT 2 $3.3 billion NET LEVERAGE 3 2.8x TOTAL LIQUIDITY 4 $1.2 billion Committed to deleveraging to target net leverage ratio of 1.0x – 2.0x by first half of 2023 1 Excludes logistics segment, which was spun off on August 2, 2021 2 Calculated as total debt of $ 3 . 5 7 billion less cash and cash equivalents of $ 254 million 3 Calculated as net debt of $3. 3 billion divided by adjusted EBITDA of $1.2 billion for TTM September 30, 2021 4 In cludes approximately $ 993 m illion of available borrowing capacity and $ 254 million of cash Refer to the “Non - GAAP Financial Measures” section on page 2 and Supplemental Materials for related information 11

Strong ESG culture, with chief diversity officer leading DE&I

ESG targets tie to executive compensation program

Core DE&I objectives relate to recruitment and retention

- Working to significantly increase the diversity of talent in the pipeline by collaborating with historically black colleges and universities (HBCUs) and others
- Promoting women and minority employees to middle and senior management roles
- Communicating culture of belonging to an expanded range of underrepresented groups, replicating XPO's success with hiring LGBTQ+ community members and military veterans

ESG Scorecard Target Areas

Workforce and Talent	Information Security
Employee and Community Safety	Environmental and Sustainability
Diversity, Equity and Inclusion	Governance

XPO's proprietary CO_2 calculator, CarbonNET, helps document emissions activity data

XPO extended its decade-long commitment to the CO_2 Charter in France

INVESTOR PRESENTATION NOVEMBER 2021

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L e s s - th a n - t r u ckl o a d ( L TL)

INVESTOR PRESENTATION NOVEMBER 2021 Note: LTL is the transportation of a quantity of freight that is larger than a parcel but too small to require an entire truc k, often shipped on pallets. Freight for different customers is consolidated in the same trailer. XPO is a top three provider of LTL transportation in North America ▪ Significant competitive advantages from one of the few national LTL networks, and more than 25,000 customer accounts, including many longstanding relationships ▪ Favorable industry trends, including the rapid growth in e - commerce and the ongoing recovery in industrial demand ▪ North American LTL industry characterized by firm pricing dynamics ▪ Company - specific technology initiatives and significant economies of scale ▪ High return on invested capital (ROIC) supports investments in network density, fleet and technology ▪ Self - learning LTL technology optimizes routing, load - building and labor productivity ▪ Over 12,000 professional XPO truck drivers, particularly valued by customers as the truck driver shortage is predicted to continue DRIVERS OF XPO’S LTL REVENUE AND MARGIN GROWTH 14

XPOLogistics

Key LTL operating and financial metrics

Industry size, North America	~$42 billion[1]
XPO's industry share	~8%
Largest customer as % of annual revenue	2%
Shipments, TTM September 30, 2021	~13 million
Locations	291
Employees	~21,000
Number of tractors / trailers	~7,900 / 25,000

XPO LTL FINANCIAL METRICS	
TTM revenue September 30, 2021	$4 billion
TTM adjusted operating ratio	83.5%[2]

Industry-best record of improving LTL adjusted operating ratio in North America over the last five full years

[1] Source: Third-party research
[2] Excluding gains from sales of real estate
Refer to the "Non-GAAP Financial Measures" section on page 2 and Supplemental Materials for related information

INVESTOR PRESENTATION NOVEMBER 2021
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INVESTOR PRESENTATION NOVEMBER 2021 Scaled LTL network represents multiple decades of investment Note: As of September 30, 2021 291 terminals cover ~99% of all US zip codes and key routes in Canada, with strategic network expansion underway 16

INVESTOR PRESENTATION NOVEMBER 2021 Nearly 1,000 bps improvement in LTL adjusted operating margin since 2015 ~ 7% ~ 1 7% 2 0 15 TTM September 30, 2021 1 Excluding gains from sales of real estate Refer to the “Non - GAAP Financial Measures” section on page 2 and Supplemental Materials for related information Targeting at least $1 billion of LTL adjusted EBITDA in 2022 Expect to drive additional improvement of hundreds of basis points over the long term XPO NORTH AMERICAN LTL ADJUSTED OPERATING MARGIN 1 17

INVESTOR PRESENTATION NOVEMBER 2021 North America LTL pricing fundamentals are favorable for long - term expansion 1 Excludes the impact of fuel surcharges XPO LTL GROSS REVENUE PER HUNDREDWEIGHT 1 Yield ex - fuel was up 6% YoY in the third quarter and accelerated in October 18 $16.48 $17.20 $17.32 $17.70 $18.27 $18.63 $19.31 2015 2016 2017 2018 2019 2020 TTM September 30, 2021

Company-specific plan to enhance LTL network efficiencies and drive growth

Labor, equipment and physical footprint

- Expanding 2022 graduate count at XPO's US driver training schools; expect to more than double the nearly 800 graduates the company will have in 2021
- Significantly increasing production capacity at XPO's trailer manufacturing facility in Arkansas; expect to nearly double the units produced in 2022 vs. 2021
- Instituting accessorial charges for detained trailers, oversized freight and special handling
- Optimizing scheduling of dockworkers and truck drivers with XPO Smart™ intelligent analytics
- Importantly, allocating capital to expand North American LTL network by 900 doors, or ~6%, over the next 12 to 24 months to improve operating efficiency and support future revenue growth

New Chicago Heights terminal

- 264 doors and 150,000 square feet of facility space, pictured at right
- Strategically located to enhance network flows



Increasing investments in high-ROIC business

INVESTOR PRESENTATION NOVEMBER 2021

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XPOLogistics

Proprietary technology has significant room to deliver additional gains

Pricing

- Data-driven pricing tools to optimize rates for smaller accounts while improving efficiency
- Elasticity models to identify the best pricing

Linehaul and network

- Opportunity to optimize annual linehaul spend of ~$1.1 billion excluding fuel, through the enhancement of network tools
- Automated load-building to enhance trailer utilization, while optimizing network flow

Pickup-and-delivery routing

- P&D planning tools deployed in H1 2021
- Real-time digital visibility


XPOLogistics
XPO

Next tech launches: new LTL dispatch tools and dynamic routing tools

INVESTOR PRESENTATION NOVEMBER 2021 20

T ru c k b r o kera g e

INVESTOR PRESENTATION NOVEMBER 2021 Note: Truck brokerage is a non - asset business that facilitates the movement of full truckloads of freight, typically from a sing le shipper. A broker purchases truck capacity from independent carriers. XPO is the second largest truck broker worldwide ▪ Massive capacity of 91,000 carriers globally, representing a total of over one million trucks ▪ Flexible, non - asset model designed to profit in any market environment ▪ Highly experienced leadership team has worked together for many years, bringing agility and expertise to the business ▪ First - mover technology advantage with investments in automation starting in 2011, ahead of the curve ▪ Proprietary, XPO Connect ® digital brokerage platform with soaring adoption rates and proven ability to drive margin growth with more volume at less cost ▪ Blue - chip customer base across diverse verticals DRIVERS OF XPO’S BROKERAGE REVENUE AND MARGIN GROWTH 22

INVESTOR PRESENTATION NOVEMBER 2021 T TM revenue September 30, 2021 $2.5 billion Key truck brokerage operating and financial metrics XPO NORTH AMERICAN TRUCK BROKERAGE 2 Industry size, North America $64 billion 1 XPO’s industry share ~3% Average tenure of XPO’s top 10 customers ~13 years Full truckload market opportunity, North America $360 billion 1 XPO’s 32% load growth through September 2021 sharply outperformed the industry average Over one million loads invoiced for the trailing 12 months ended September 30 23 1 Source: Third - party research 2 North American truck brokerage is the largest service offering in XPO’s Brokerage and Other Services segment

INVESTOR PRESENTATION NOVEMBER 2021 6% 7% 7% 7% 21% 20% 19% 17% 16% 14% 14% 13% 12% 12% 11% 11% 10% 10% 10% 9% 8% 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 Source: Third - party research Brokers have been steadily capturing truckload share for decades BROKER PENETRATION OF NORTH AMERICAN TRUCKLOAD INDUSTRY Outsourced freight transportation is shifting from asset - based trucking companies to brokers, as shippers seek reliable access to capacity and real - time pricing 24

INVESTOR PRESENTATION NOVEMBER 2021 XPO’s brokerage revenue CAGR has outperformed industry by more than 3x 1 Third - party research: North American truck brokerage industry size; reflects brokered component of ~$360 billion total addressable truckload opportunity $39 billion $64 billion 2013 2020 $397 million $1.68 billion 2013 2020 US BROKERAGE INDUSTRY GROWTH 2013 - 2020 1 XPO BROKERAGE REVENUE GROWTH 2013 - 2020 25

INVESTOR PRESENTATION NOVEMBER 2021 XPO Connect ® is our cutting - edge digital freight platform ▪ Improves transportation procurement by providing deep visibility into available capacity and market conditions ▪ Captures high - margin opportunities with proprietary pricing technology ▪ Optimizes shipper services by sourcing the best carrier for each load profile and providing tracking from pickup to delivery in real time ▪ Integrates with customer TMS systems and provides real - time pricing that is backed by service and capacity ▪ Equips truck drivers to find, win and book loads, negotiate rates and locate backhauls to reduce empty miles, using XPO’s mobile app ▪ Gives shippers and carriers the ability to interact directly when tendering loads for maximum efficiency ▪ Drives up productivity in XPO’s brokerage operation — grew loads at nearly 2x the rate of headcount, Q3 2016 - Q3 2021 ▪ Gives customers easy - to - use automation — 60% of XPO’s brokerage orders are created digitally in XPO Connect ® via EDI, APIs and customers directly on the platform ▪ Adoption of XPO’s cloud - based digital freight CUSTOMER AND CARRIER ADOPTION OF XPO’S FULLY AUTOMATED, CLOUD - BA SED, DIGITAL FREIGHT MARKETPLACE IS ACCELERATING RAPIDLY Note: XPO Connect ® is a breakthrough technology that helps shippers and carriers make informed decisions, leveraging an integrated platform tailored for every mode of transportation. 26

INVESTOR PRESENTATION NOVEMBER 2021 FREIGHT M ANA G E M E N T CARRIER SCORE AND REWARDS CAPACITY POSTING LOAD BOOKING Drivers have downloaded the Drive XPO ® app over 5 5 0,000 times Nearly 3x the cumulative downloads of a year ago ▪ Proprietary mobile app gives truck drivers access to the XPO Connect ® platform from the road ▪ Fully automated transactions, tracking solution and intuitive tools for bidding, booking loads and more ▪ Enhances access to truckload capacity for XPO customers regardless of market conditions 27

INVESTOR PRESENTATION NOVEMBER 2021 0 1,000 2,000 3,000 4,000 5,000 6,000 7,000 8,000 9,000 10,000 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 0 200,000 400,000 600,000 800,000 1,000,000 1,200,000 1,400,000 1,600,000 1,800,000 2,000,000 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Total registered customer users Total digital brokerage orders Note: All data is cumulative as of September 30, 2021 XPO’s digital marketplace is widely adopted and growing hyper - fast 28 MORE THAN 3X INCREASE IN CUSTOMER ACCOUNTS ON XPO CONNECT ® YoY CARRIERS WANT DIGITAL ACCESS TO LOADS THAT XPO CONNECT ® OFFERS 0 10,000 20,000 30,000 40,000 50,000 60,000 70,000 80,000 90,000 100,000 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 0 50,000 100,000 150,000 200,000 250,000 300,000 350,000 400,000 450,000 500,000 550,000 600,000 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Total Drive XPO app downloads Total registered carrier users

Supplemen t al materials

INVESTOR PRESENTATION NOVEMBER 2021 Highly skilled management team Brad Jacobs Chief Executive Officer United Rentals, United Waste Lou Amo President, Truck Brokerage – North America Electrolux, Union Pacific, Odyssey Logistics Josephine Berisha Chief Human Resources Officer Morgan Stanley Diana Brown Senior VP, Sales Operations and Customer Experience – North America Amazon, SAP Erik Caldwell President, Last Mile Logistics – North America Hudson's Bay, Luxottica Troy Cooper President United Rentals, United Waste Matthew Fassler Chief Strategy Officer Goldman Sachs Luis - Angel Gómez Izaguirre Managing Director, Transport – Europe Norbert Dentressangle Mario Harik Chief Information Officer; Acting President, LTL – North America Oakleaf Waste Management LaQuenta Jacobs Chief Diversity Officer Delta Air Lines, Home Depot, Turner Broadcasting Christine Robinne Chief Information Officer – Europe Heineken, Quaker Oats Ravi Tulsyan Chief Financial Officer ADT, Tyco, PepsiCo Drew Wilkerson President, Transportation – North America C.H. Robinson LEADERSHIP Note: Partial list PRIOR EXPERIENCE 30

INVESTOR PRESENTATION NOVEMBER 2021 Industrial and Manufacturing 37% Retail and E - commerce 22% Consumer Goods 7% Food and Beverage 8% Logistics and Transportation 8% Other 18% TTM as of September 30, 2021 XPO REVENUE DIVERSIFICATION BY VERTICALS Highly diversified revenue across attractive verticals 31

INVESTOR PRESENTATION NOVEMBER 2021 142 146 170 200 232 263 302 346 397 459 520 598 840 914 1,006 1,105 1,210 2008A 2009A 2010A 2011A 2012A 2013A 2014A 2015A 2016A 2017A 2018A 2019A 2020A 2021E 2022E 2023E 2024E #1 last mile logistics provider for heavy goods TTM revenue $1 billion Hub locations 85 Employees 3 ~1 , 80 0 Carriers / trucks ~1, 7 00 / ~4, 4 00 TTM deliveries and installations Ov e r 1 1 m illio n ▪ XPO is the largest last mile provider for heavy goods ▪ Outstanding customer satisfaction levels resulting from in - house expertise, digital consumer engagement via XPO technology and high - quality network of independent contractors ▪ Customers include omnichannel retail, e - commerce and direct - to - consumer manufacturers ▪ Asset - light platform positioned within 125 miles of 90% of the US population; independent contractor network ▪ XPO Connect Œ tools balance route efficiency with consumer at - home availability A cce l e r a ti n g g r o w t h o f e - c o mm e r ce i n c l ud e s tr e n d t o w a r d m o r e b i g a n d bu l k y good s bough t on li ne US e - commerce, $ in billions Note: Last mile logistics is the facilitation of deliveries to consumer homes, often with white - glove service. XPO specializes in last mile logistics for heavy goods, such as appliances, furniture and large electronics. North American industry size: ~$13 billion 1 . XPO KEY METRICS 2 INDUSTRY LEADER IN NORTH AMERICA 1 Source: Third - party research 2 Data as of September 30, 2021, North America 3 Additionally ~800 temporary workers 32

INVESTOR PRESENTATION NOVEMBER 2021 XPO holds leading transportation positions in key European geographies TRUCK BROKERAGE #1 LTL provider in France and Iberia #1 single - owner LTL network in the UK ▪ Approximately 100 LTL locations serving countries across Europe ▪ Optimal LTL operating model utilized for each coverage area: contracted capacity, owned capacity or blended capacity LESS - THAN - TRUCKLOAD #1 broker in France and Iberia ( Spain / Portugal) #3 broker in the UK 33

INVESTOR PRESENTATION NOVEMBER 2021 XPO is widely recognized for performance and culture ▪ Named one of the World’s Most Admired Companies by Fortune, 2018, 2019, 2020, 2021 ▪ Ranked #1 in the Fortune 500 category of Transportation and Logistics, 2017, 2018, 2019, 2020, 2021 ▪ Named a Top Company for Women to Work for in Transportation by Women in Trucking Association, 2021 ▪ Named one of Spain’s Best Companies to Work For by Forbes, 2019, 2020, 2021 ▪ Named a Leader in the Magic Quadrant for 3PL Providers by Gartner, 2017, 2018, 2019, 2020, 2021 ▪ Received Intel’s Supplier Achievement Award for COVID response, 2021 ▪ Recognized by General Motors with Supplier of the Year Award for aftermarket distribution 2019, managed transportation 2020, 2021 ▪ Received Ulta Beauty’s “Improve Always” Award, 2021 ▪ Named a Top 100 3PL by Inbound Logistics, 2014, 2015, 2016, 2017, 2018, 2019, 2020, 2021 ▪ Named one of Best Leadership Teams and Best CEOs for Diversity by Comparably, 2021 ▪ Winner of Dow Chemical’s Sustainability Award for road transportation, 2021 ▪ Named LTL Collaborator of the Year by GlobalTranz, 2021 ▪ Named a Top 100 Trucker by Inbound Logistics, 2016, 2017, 2018, 2019, 2020, 2021 ▪ Recognized as one of the Most Socially Responsible Companies in France by Statista, 2020 ▪ Honored with Whirlpool Corporation Intermodal Carrier of the Year Award and Maytag Dependability Award, 2020 ▪ Ranked #7 of the Top 20 UK Companies for Quality of Workplace Culture by the Chartered Management Institute, 2020 ▪ Ranked in top three of the Top 100 Transport Companies in France by l’Officiel des Transporteurs, 2019, 2020 ▪ Recognized by Ford Motor Company with World Excellence Awards, 2019 , 2020 , 2021 ▪ Recognized by Owens Corning as Supplier of the Year Award, 2020 ▪ Recognized by Raytheon Company with EPIC Supplier Excellence Award for on - time delivery, 2019 ▪ Named a European Diversity Leader by the Financial Times, 2019 ▪ Ranked in top 100 of America's Most Responsible Companies by Newsweek, 2019 ▪ Named a Winning “W” Company by 2020 Women on Boards for gender diversity of the board of directors, 2019 ▪ Named a Disruptive Technology Leader on the Freight.Tech 25 by FreightWaves, 2018, 2019 , 2020 ▪ Recognized by Nissan Manufacturing UK for excellence at Operational Logistics Awards, 2014, 2015, 2016, 2017, 2018, 2019 ▪ Awarded Best Employer Practice Award for partnership with DS Workfit by British Association for Supported Employment, 2019 ▪ CEO Jacobs ranked #10 on Barron's readers list of World's Best CEOs, 2018 ▪ Named to the Fortune Future 50 list of US companies best positioned for breakout growth, 2018 34

INVESTOR PRESENTATION NOVEMBER 2021 Select ed highlights of XPO’s people - first culture ▪ Road to Zero program helped decrease the percentages of distracted driving, lost work days and crashes by double - digits in 2020 ▪ Appointed a Chief Diversity Officer and launched a Diversity and Inclusion Council in 2020 ▪ Launched a Sustainability Steering Committee and a Diversity and Inclusion Steering Committee in Europe in 2020 ▪ Named 2021 transportation partner of 3 - Day Walks ® for Susan G. Komen Foundation in its fight against breast cancer ▪ Partnered with Hispanic Association of Colleges and Universities to provide financial support for HACU’s objectives ▪ Partnered with Truckers Against Trafficking to help combat human trafficking ▪ Recognized by Human Rights Campaign on the Corporate Equality Index (CEI) for LGBTQ+ inclusion, 2020, 2021 ▪ Recognized by Disability:IN and the American Association of People with Disabilities on the Disability Equality Index, 2021 ▪ Donated services to Soles4Souls, a non - profit committed to disrupting the cycle of poverty ▪ Partnered with a leading virtual clinic for women and families to provide supplemental health services for employees ▪ Tuition benefit reimburses employees up to $5,250 annually for pursuing continuing education ▪ Robust recruitment initiatives emphasize diversity hiring; awarded Viqtory’s bronze - level Military - Friendly Employer ® ▪ Company celebrates Black History, Women’s History, Hispanic Heritage, LGBTQ+ Pride and Military Appreciation months Progressive Pregnancy Care and Family Bonding benefits ▪ Any XPO employee, male or female, receives up to six weeks of 100% paid postnatal leave as primary caregiver , or up to two paid weeks as a secondary caregiver ▪ W omen receive up to 1 0 days or 80 hours of 100% paid prenatal leave for health and wellness ▪ “Automatic yes" pregnancy accommodations granted on request; more extensive accommodations easily arranged ▪ XPO guarantees that a woman will continue to be paid her regular base wage rate, and remain eligible for wage increases, while her pregnancy accommodations are in effect 35

INVESTOR PRESENTATION NOVEMBER 2021 XPO is strongly committed to sustainability ▪ CarbonNET, XPO’s proprietary, cloud - based calculator, helps document emission sources, activity data and CO 2 calculations ▪ Named a Top 75 Green Supply Chain Partner by Inbound Logistics for 2016, 2017, 2018, 2019, 2020, 2021 ▪ Joined Lean & Green National Project in Spain as part of pan - European initiative to cut greenhouse gas emissions in supply chain s ▪ Awarded Trophées EVE 2020 for implementing an “urban river” solution to reduce CO 2 emissions during inner - city deliveries in Paris, in cooperation with the Ports of Paris, City of Paris, Île - de - France region and Voies Navigables de France ▪ Renewed three - year commitment to the CO 2 Charter in France, extending 10 - year commitment to sustainability ▪ Expanded fleet with 80 liquified natural gas (LNG) trucks in Europe in 2020; now over 250 natural gas trucks in Europe ▪ Invested in fuel - efficient Freightliner Cascadia tractors in North America (EPA - compliant and GHG14 - compliant technology), and Stralis Natural Power Euro VI tractors in Europe ▪ European fleet has reduced fuel consumption by 10% since 2015 ▪ Partnered with ENGIE Solutions, a leading provider of sustainable mobility, to transport natural gas in cryogenic tanks capable of maintaining extremely low temperatures ▪ XPO mega - trucks in Spain can reduce CO 2 emissions by up to 20% by transporting more freight per trip ▪ XPO drivers train in responsible eco - driving and fuel usage reduction techniques ▪ North American LTL locations implementing phased upgrades to LED lighting ▪ Experimenting in Europe with diesel - electric hybrids and zero - emission electric vans for last mile service ▪ Utilizing electronic waybills and documentation in global operations to reduce paper and other waste The latest XPO Sustainability Report is available online at sustainability.xpo.com 36

INVESTOR PRESENTATION NOVEMBER 2021 Business glossary XPO SERVICES ▪ Less - than - truckload (LTL): LTL is the transportation of a quantity of freight that is larger than a parcel but too small to require an entire truck, and is often shipped on a pallet. LTL shipments are priced according to the weight of the freight, its commodity class (generally determined by cube/weight ratio and type of product), and mileage within designated lanes. An LTL carrier typically operates a hub - and - spoke network that allows for the consolidation of multiple shipments for different customers in single trucks. XPO is the third largest LTL provider in North America, with a national network that provides customers with geographic density and day - definite regional, inter - regional and transcontinental LTL freight services, including cross - border US service to and from Mexico and Canada, and intra - Canada service. The company also has one of the largest LTL networks in Western Europe, using a blended model of owned and contracted capacity to provide customers with domestic and pan - European solutions. ▪ Truck brokerage: Truck brokerage is a variable - cost business that facilitates the trucking of freight by procuring carriers through the use of technology, typically referred to as a TMS (transportation management system). Brokerage net revenue is the spread between the price to the shipper and the cost of purchased transportation. The vast majority of truck brokerage shipments are full truckload; cargo is provided by a single shipper in an amount that requires the full limit of the trailer, either by dimension or weight. XPO is the second largest freight broker globally and the third largest in North America. The company matches shippers’ loads with third - party independent contractors that have the ability to interact directly on the company’s proprietary XPO Connect ® digital platform (see below). Truck brokers have steadily increased their share of the for - hire trucking market throughout cycles, and shippers and carriers increasingly value automation, making digital truck brokerage one of the strongest trends in the freight transportation industry. XPO TECHNOLOGY ▪ XPO Connect ® : XPO’s proprietary, fully automated, self - learning digital freight marketplace connects shippers and carriers directly, as well as through company operations. XPO Connect ® gives shippers comprehensive visibility into current market conditions, including fluctuations in capacity, spot rates by geography and digital negotiating through an automated counteroffer feature. Carriers can post available truck capacity and bid on loads, and shippers can tender loads and track their freight in real time. Drivers use the Drive XPO ® app for mobile access to XPO Connect ® from the road. The app also serves as a geo - locator and supports voice - to - text communications. The cloud - based XPO Connect ® platform is deployed globally. ▪ XPO Smart Œ : XPO’s proprietary, intelligent labor optimization tools improve productivity in cross - dock operations at XPO’s LTL network terminals. 37

XPOLogistics

Financial reconciliations

The following table reconciles XPO's income (loss) from continuing operations for the periods ended September 30, 2021 and 2020 to adjusted EBITDA for the same periods.

RECONCILIATION OF INCOME (LOSS) FROM CONTINUING OPERATIONS TO ADJUSTED EBITDA

$ in millions
(unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,		
	2021	2020	Change %	2021	2020	Change %
Income (loss) from continuing operations	$ 21	$ 37	-43.2%	$ 197	$ (79)	NM
Debt extinguishment loss	46	-		54	-	
Interest expense	53	81		176	226	
Income tax provision (benefit)	11	31		60	(36)	
Depreciation and amortization expense	118	119		357	351	
Unrealized (gain) loss on foreign currency option and forward contracts	-	-		1	(1)	
Litigation settlements	29	-		29	-	
Transaction and integration costs	15	-		26	66	
Restructuring costs	14	-		16	31	
Adjusted EBITDA	$ 307	$ 268	14.6%	$ 916	$ 558	64.2%
Revenue	$ 3,270	$ 2,675	22.2%	$ 9,445	$ 7,261	30.1%
Adjusted EBITDA margin [(1)]	9.4%	10.0%		9.7%	7.7%	
Gains on real estate transactions	(5)	(26)				
Adjusted EBITDA, excluding gains on real estate transactions	$ 302	$ 242	24.8%			
Adjusted EBITDA margin, excluding gains on real estate transactions [(1)]	9.2%	9.0%				

Note: NM = not meaningful
[1] Adjusted EBITDA margin is calculated as adjusted EBITDA divided by revenue
Note: Adjusted EBITDA was prepared assuming 100% ownership of XPO Logistics Europe
Refer to the "Non-GAAP Financial Measures" section on page 2 of this document

INVESTOR PRESENTATION NOVEMBER 2021
38

INVESTOR PRESENTATION NOVEMBER 2021 Financial reconciliations (cont.) 1 Income tax rate applied to reconciling items is based on GAAP annual effective tax rate, excluding discrete items and contrib uti on - and margin - based taxes 2 Discrete tax items reflect a tax benefit related to a tax planning initiative that resulted in the recognition of a long - term ca pital loss offset by tax expense, due to valuation allowances that were recognized as a result of the spin - off of the logistics business Refer to the “Non - GAAP Financial Measures” section on page 2 of this document The following table reconciles XPO’s net income (loss) from continuing operations attributable to common shareholders for the periods ended September 30, 2021 and 2020 to adjusted net income from continuing operations attributable to common shareholders for the same periods. 39 $ in millions, except per - share data (unaudited) RECONCILIATIONS OF ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE Net income (loss) from continuing operations attributable to common shareholders $ 21 $ 28 $ 197 $ (78) Debt extinguishment loss 46 - 54 - Unrealized (gain) loss on foreign currency option and forward contracts - - 1 (1) Amortization of acquisition-related intangible assets 22 22 65 65 ABL amendment cost 1 - 1 - Litigation settlements 29 - 29 - Transaction and integration costs 15 - 26 66 Restructuring costs 14 - 16 31 Income tax associated with the adjustments above (1) (35) (5) (49) (35) Discrete and other tax-related adjustments (2) (4) - (4) - Allocation of undistributed earnings - (1) - (9) Adjusted net income from continuing operations attributable to common shareholders $ 109 $ 44 $ 336 $ 39 Adjusted diluted earnings from continuing operations per share $ 0.94 $ 0.42 $ 2.95 $ 0.38 Weighted-average common shares outstanding Diluted weighted-average common shares outstanding 116 102 114 102 September 30, September 30, Three Months Ended Nine Months Ended 2021 2020 2021 2020

INVESTOR PRESENTATION NOVEMBER 2021 The following table reconciles XPO’s operating income for the periods ended September 30, 2021 and 2020 to adjusted operating income for the same periods. $ in millions (unaudited) Financial reconciliations (cont.) 40 Refer to the “Non - GAAP Financial Measures” section on page 2 of this document RECONCILIATION OF OPERATING INCOME TO ADJUSTED OPERATING INCOME Change % Operating income $ 112 $ 138 -18.8% Litigation settlements 29 - Transaction and integration costs 15 - Restructuring costs 14 - Real estate gains 5 26 Adjusted operating income $ 175 $ 164 6.7% Three Months Ended September 30, 2021 2020

INVESTOR PRESENTATION NOVEMBER 2021 The following table reconciles XPO’s cash flows from operating activities of continuing operations for the periods ended September 30, 2021 and 2020 to free cash flow for the same periods. $ in millions (unaudited) Financial reconciliations (cont.) 41 Refer to the “Non - GAAP Financial Measures” section on page 2 of this document R E C O NC I L I A T IO N OF CASH FLOWS FROM OPERATING ACTIVITIES OF CONTINUING OPERATIONS TO FREE CASH FLOW Net cash provided by operating activities from continuing operations $ 250 $ 138 $ 558 $ 292 Payment for purchases of property and equipment (77) (66) (212) (220) Proceeds from sales of property and equipment 12 66 72 137 Free Cash Flow $ 185 $ 138 $ 418 $ 209 Three Months Ended Nine Months Ended September 30, 2021 2020 September 30, 20202021

XPO Logistics

Financial reconciliations (cont.)

The following table reconciles XPO's operating income attributable to its North American less-than-truckload business for the trailing twelve months ended September 30, 2021, the quarters ended September 30, 2021 and 2020, the nine-month periods ended September 30, 2021 and 2020, and the years ended December 31, 2020, 2019, 2018, 2017, 2016 and 2015 to adjusted operating income, adjusted operating ratio and adjusted EBITDA for the same periods.

RECONCILIATIONS OF NORTH AMERICAN LESS-THAN-TRUCKLOAD ADJUSTED OPERATING RATIO AND ADJUSTED EBITDA

$ in millions (unaudited)	Trailing Twelve Months Ended September 30,	Three Months Ended September 30,		Nine Months Ended September 30,		Years Ended December 31,					
	2021	2021	2020	2021	2020	2020	2019	2018	2017	2016	2015
Revenue (excluding fuel surcharge revenue)	$ 3,454	$ 904	$ 825	$ 2,648	$ 2,300	$ 3,106	$ 3,259	$ 3,230	$ 3,140	$ 3,035	$ 3,081
Fuel surcharge revenue	576	167	108	466	323	433	532	552	455	370	448
Revenue	4,030	1,071	933	3,114	2,623	3,539	3,791	3,782	3,595	3,405	3,529
Salaries, wages and employee benefits	1,887	495	443	1,434	1,287	1,740	1,783	1,751	1,697	1,676	1,726
Purchased transportation	422	124	89	334	246	334	397	400	438	438	508
Fuel and fuel-related taxes	255	73	46	207	138	186	264	293	234	191	230
Other operating expenses	547	151	113	430	377	494	471	590	555	514	629
Depreciation and amortization	224	57	55	169	169	224	227	243	233	203	164
Rents and leases	76	21	17	58	47	65	49	44	42	41	49
Transaction, integration and rebranding costs	1	1	-	1	5	5	-	-	19	24	21
Restructuring costs	(1)	-	-	-	5	4	3	3	-	-	
Operating income [1]	619	149	170	481	349	487	597	458	377	318	202
Operating ratio [2]	84.6%	86.1%	81.7%	84.6%	86.7%	86.2%	84.3%	87.9%	89.5%	90.7%	94.3%
Other income [3]	53	15	12	43	33	43	22	29	12	-	-
Amortization expense	34	8	8	25	25	34	34	33	34	34	10
Transaction, integration and rebranding costs	1	1	-	1	5	5	-	-	19	24	21
Restructuring costs	(1)	-	-	-	5	4	3	3	-	-	-
Depreciation adjustment from updated purchase price allocation of acquired assets	-	-	-	-	-	-	-	-	-	(2)	-
Adjusted operating income [1]	$ 706	$ 173	$ 190	$ 550	$ 417	$ 573	$ 656	$ 523	$ 442	$ 374	$ 233
Adjusted operating ratio [4] [5]	82.5%	83.9%	79.7%	82.3%	84.1%	83.8%	82.7%	86.2%	87.7%	89.0%	93.4%
Depreciation expense	190	49	47	144	144	190	193	210	199	169	154
Other	-	-	1	-	1	1	2	-	6	4	(6)
Adjusted EBITDA [1]	$ 896	$ 222	$ 238	$ 694	$ 562	$ 764	$ 851	$ 733	$ 647	$ 547	$ 381
Adjusted EBITDA Margin [6]		20.8%	25.3%								
Gains on real estate transactions		(5)	(26)								
Adjusted EBITDA, excluding gains on real estate transactions		$ 217	$ 212								
Adjusted EBITDA margin, excluding gains on real estate transactions [6]		20.3%	22.7%								

[1] Operating income, adjusted operating income and adjusted EBITDA include real estate gains of $5 million and $26 million for the three months ended September 30, 2021 and 2020, respectively, and $41 million for the trailing twelve months ended September 30, 2021

[2] Operating ratio is calculated as (1 – (operating income divided by revenue))

[3] Other income primarily consists of pension income

[4] Adjusted operating ratio is calculated as (1 – (adjusted operating income divided by revenue)); adjusted operating margin is the inverse of adjusted operating ratio

[5] Excluding the impact of gains on real estate transactions, adjusted operating ratio was 84.4% for the third quarter of 2021, 82.5% for the third quarter of 2020, and 83.5% for the trailing twelve months ended September 30, 2021

[6] Adjusted EBITDA margin is calculated as adjusted EBITDA divided by revenue

Note: Refer to the "Non-GAAP Financial Measures" section on page 2 of this document

INVESTOR PRESENTATION NOVEMBER 2021

42

INVESTOR PRESENTATION NOVEMBER 2021 The following table reconciles XPO’s revenue attributable to its North American truck brokerage business for the quarters ended September 30, 2021 and 2020 to net revenue for the same period. Financial reconciliations (cont.) 43 Change % Revenue $ 700 $ 432 62.0% Cost of transportation and services 601 371 Net revenue $ 99 $ 61 62.3% Three Months Ended September 30, 2021 2020 RECONCILIATION OF NORTH AMERICAN TRUCK BROKERAGE NET REVENUE $ in millions (unaudited) Refer to the “Non - GAAP Financial Measures” section on page 2 of this document

INVESTOR PRESENTATION NOVEMBER 2021 Refer to the “Non - GAAP Financial Measures” section on page 2 of this document The following table reconciles XPO’s income (loss) from continuing operations for the trailing twelve months ended September 30, 2021, the nine - month periods ended September 30, 2021 and 2020 and twelve months ended December 31, 2020 to adjusted EBITDA for the same periods. RECONCILIATION OF INCOME (LOSS) FROM CONTINUING OPERATIONS TO ADJUSTED EBITDA $ in millions (unaudited) Financial reconciliations (cont.) 44 Income (loss) from continuing operations $ 263 $ 197 $ (13) $ (79) Debt extinguishment loss 54 54 - - Interest expense 257 176 307 226 Income tax provision (benefit) 74 60 (22) (36) Depreciation and amortization expense 476 357 470 351 Unrealized (gain) loss on foreign currency option and forward contracts 1 1 (1) (1) Litigation settlements 29 29 - - Transaction and integration costs 35 26 75 66 Restructuring costs 16 16 31 31 Adjusted EBITDA $ 1,205 $ 916 $ 847 $ 558 Nine Months Ended 2021 2021 2020 2020 September 30, September 30, December 31, September 30, Trailing Twelve Months Ended Nine Months Ended Twelve Months Ended

INVESTOR PRESENTATION NOVEMBER 2021 Financial reconciliations (cont.) RETURN ON INVESTED CAPITAL FOR TTM SEPTEMBER 30, 2021 Equity $ 1,016 (+) Debt 3,571 (+) Operating lease liabilities 830 ( - ) Cash 254 ( - ) Goodwill and intangibles 3,096 Invested capital $ 2,067 Select balance sheet items Adjusted EBITDA $ 1,205 ( - ) Depreciation 390 ( - ) Real estate gains 54 (+) Operating lease interest 31 ( - ) Cash taxes 111 Net operating profit after tax (NOPAT) $ 681 Select income statement items Trailing twelve months ended Sept. 30, 2021 33% return on invested capital $ in thousands (unaudited) We believe that return on invested capital (ROIC) is an important metric, as it measures how effectively we deploy our capita l base. ROIC is calculated as net operating profit after tax (NOPAT) for the trailing twelve months ended September 30, 2021 divided by invested capital as of September 30, 2021. NOPAT is calculated as adjusted EBITDA less depreciation expense, real estate gains and cash taxes plus operating lease interest. Invested capital is calculated as equity plus debt and operat ing lease liabilities less cash and goodwill and intangibles. 45